Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of Affinity Gaming of our report dated April 1, 2013, except for the condensed consolidated guarantor data described in Note 21 as to which the date is April 17, 2013, relating to the financial statements of Affinity Gaming, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
April 17, 2013